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                                                                 Exhibit 3(a)(1)

                            CERTIFICATE OF AMENDMENT
                                       TO
                  AMENDED AND RESTATED CERTIFICATE OF FORMATION
                                       OF
               ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC


                  THIS Certificate of Amendment to Amended and Restated Certificate of Formation of Oncor Electric Delivery Transition Bond Company LLC (formerly known as TXU Transition Bond Company LLC), a Delaware limited liability company (the "Company"), dated as of May 13, 2004, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. ss.18-202, to amend the Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 1, 1999, as amended by the Certificate of Amendment thereto, filed in the office of the Secretary of State on May 6, 2003, as amended and restated by the Amended and Restated Certificate of Formation of the Company, as filed in the office of the Secretary of State on August 11, 2003 (as amended and restated, the "Certificate").

                  1. The name of the Company is Oncor Electric Delivery Transition Bond Company LLC.

2. The Certificate is hereby amended as follows:

                  "1. Name. The name of the limited liability company formed and continued hereby is TXU Electric Delivery Transition Bond Company LLC."


                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Amended and Restated Certificate of Formation as of the date first-above written.



                         ONCOR ELECTRIC DELIVERY COMPANY
                         Authorized Person



                         By:      /s/  John M. Casey
                               ------------------------------
                               Name:   John M. Casey
                               Title:  Assistant Treasurer